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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
American Coin Merchandising, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-98888 and the registration statement filed on March 23, 2000) on Form S-8 of American Coin Merchandising, Inc. of our report dated February 23, 2000, relating to the consolidated balance sheets of American Coin Merchandising, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of American Coin Merchandising, Inc.



                                   /s/ KPMG LLP
                                   ------------------------
                                       KPMG LLP

Boulder, Colorado
March 24, 2000